As filed with the Securities and Exchange Commission on August 5, 1998
                                                      Registration No. 333-06053
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                        POST-EFFECTIVE AMENDMENT NO. 1
                                      TO
                                   FORM S-3
           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              ROSS SYSTEMS, INC.
              (EXACT NAME OF ISSUER AS SPECIFIED IN ITS CHARTER)


          DELAWARE                                       94-2170198
  ------------------------                          -------------------
  (STATE OF INCORPORATION)                            (I.R.S. EMPLOYER
                                                    IDENTIFICATION NO.)

                      Two Concourse Parkway, Suite 800
                            Atlanta, Georgia 30328
                   (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                        The Corporation Trust Company
                              1209 Orange Street
                          Wilmington, Delaware 19801
                                (800) 677-3394
          (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                                   COPY TO:
                             Robert B. Jack, Esq.
                       Wilson Sonsini Goodrich & Rosati
                           Professional Corporation
                              650 Page Mill Road
                       Palo Alto, California 94304-1050

Approximate date of commencement of proposed sale to the public under this Registration Statement: As soon as practicable after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

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

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

Subject to completion
PROSPECTUS SUPPLEMENT

                               ROSS SYSTEMS, INC.

                               EXPLANATORY NOTE

     This Post-Effective Amendment No. 1 (the "Amendment") to that certain Registration Statement on Form S-3 (File No. 333-06053) (the "Registration Statement") is being filed pursuant to Rule 414 under the Securities Act of 1933, as amended (the "Act"), by Ross Systems, Inc., a Delaware corporation ("Ross Delaware" or the "Company"), which is the successor to Ross Systems, Inc., a California corporation ("Ross California"), following a statutory merger effective on June 25, 1998 (the "Merger") for the purpose of changing Ross California's state of incorporation. Prior to the Merger, Ross Delaware had no assets or liabilities other than nominal assets or liabilities. In connection with the Merger, Ross Delaware succeeded by operation of law to all of the assets and liabilities of Ross California. The Merger was approved by the shareholders of Ross California at a meeting for which proxies were solicited pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended (the "1934 Act").

     Except as modified by this Amendment, Ross Delaware, by virtue of this Amendment, expressly adopts the Registration Statement as its own registration statement for all purposes of the Act and the 1934 Act.

               INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     In addition to the documents which have been incorporated by reference by Ross California and made a part of the Prospectus, the following documents, which have been filed with the Securities and Exchange Commission (the "Commission"), are incorporated by reference and made a part of this
Prospectus:

     Current Report on Form 8-K/A filed July 23, 1998.

     The description of the Company's Common Stock contained in the Company's Current Report on Form 8-K filed on July 24, 1998.

     Each document filed subsequent to the date of this Prospectus pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act and prior to the termination of this offering shall be deemed to be incorporated by reference into this Prospectus and shall be part hereof from the date of filing of such document. Any statement contained in any document incorporated or deemed to be incorporated by reference in this Prospectus shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Prospectus modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this Prospectus.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 15   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Certificate of Incorporation of the Company eliminates the liability of directors to the Company for monetary damages for breach of fiduciary duty as a director to the fullest extent permissible under Delaware law, as such law exists currently or as it may be amended in the future. Under Delaware law, such provision may not eliminate or limit director monetary liability for: (a) breaches of the director's duty of loyalty to the Company or its stockholders; (b) acts or omissions not in good faith or involving intentional misconduct or knowing violations of law; (c) the payment of unlawful dividends or unlawful stock repurchases or redemptions; or (d) transactions in which the director received an improper personal benefit. Such limitation of liability provisions also may not limit a director's liability for violation of, or otherwise relieve the Company or its directors from the necessity of complying with, federal or state securities laws, or affect the availability of non-monetary remedies such as injunctive relief or rescission.

     The Company's Bylaws provide that the Company shall indemnify its directors and officers and may indemnify its employees and other agents to the fullest extent permitted by law. The Company believes that indemnification under its Bylaws covers at least negligence and gross negligence on the part of indemnified parties. The Company's Bylaws also permit the Company to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in such capacity, regardless of whether the Company would have the power to indemnify him or her against such liability under the General Corporation Law of Delaware. The Company currently has secured such insurance on behalf of its officers and directors.

     The Company has entered into agreements to indemnify its directors and officers, in addition to indemnification provided for in the Company's Bylaws. Subject to certain conditions, these agreements, among other things, indemnify the Company's directors and officers for certain expenses (including attorney's fees), judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of the Company, arising out of such person's services as a director or officer of the Company, any subsidiary of the Company or any other company or enterprise to which the person provides services at the request of the Company.

ITEM 16   EXHIBITS.

     The following exhibits are filed as part of this Registration Statement:

          NUMBER    EXHIBIT DESCRIPTION
          ------    -------------------
          4.1(1)    Certificate of Incorporation of the Company, as currently in effect.

          4.2(1)    Bylaws of the Company, as currently in effect.

          4.3       Fourth Article of Certificate of Incorporation (included in Exhibit
                    4.1 above).

          4.4       Specimen of the Company's Common Stock Certificate.

          5.1       Opinion of Counsel as to validity of the Shares.

          23.1      Consent of Counsel (included in Exhibit 5.1 above).

          23.2      Consent of PricewaterhouseCoopers LLP, Independent Accountants.

          23.3      Consent of KPMG Peat Marwick LLP, Independent Auditors.

          23.4      Consent of KPMG, Independent Auditors.

          24.1 Power of Attorney (included on the Signature page to this Amendment).

_______________________

(1) Incorporated by reference to the exhibit filed with the Company's Current Report on Form 8-K Filed July 24, 1998.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Post-effective Amendment No. 1 to its Registration Statement on Form S-3 (No. 333-06053) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, Georgia, on this 5th day of August, 1998.

                         ROSS SYSTEMS, INC.

                         By:  /s/ Dennis V. Vohs
                              -------------------------------------
                              Dennis V. Vohs
                              Chairman of the Board and Chief Executive Officer (Principal Executive Officer)
                              (Duly Authorized Officer)


                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dennis V. Vohs and Robert B. Webster, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-3 (No. 333-06053), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (No. 333-06053) has been signed by the following persons in the capacities and on the dates indicated.

         SIGNATURE                       TITLE                        DATE
         ---------                       -----                        ----
/s/ DENNIS V. VOHS            Chairman of the Board and Chief    August 5, 1998
---------------------------   Executive Officer (Principal
   (Dennis V. Vohs)           Executive Officer)


/s/ ROBERT B. WEBSTER         Vice President, Chief Financial    August 5, 1998
---------------------------   Officer (Principal Financial
   (Robert B. Webster)        and Accounting Officer) and
                              Secretary

/s/ J. WILLIAM GOODHEW        Director                           August 5, 1998
---------------------------
   (J. William Goodhew)

/s/ MARIO M. ROSATI           Director                           August 5, 1998
---------------------------
   (Mario M. Rosati)

/s/ BRUCE J. RYAN             Director                           August 5, 1998
---------------------------
   (Bruce J. Ryan)

/s/ J. PATRICK TINLEY         Director                           August 5, 1998
---------------------------
   (J. Patrick Tinley)

                                EXHIBIT INDEX

          NUMBER    EXHIBIT DESCRIPTION
          ------    -------------------
          4.4       Specimen of the Company's Common Stock Certificate.

          5.1       Opinion of Counsel as to validity of the Shares.

          23.1      Consent of Counsel (included in Exhibit 5.1, above).

          23.2      Consent of PricewaterhouseCoopers LLP, Independent Accountants.

          23.3      Consent of KPMG Peat Marwick LLP, Independent Auditors.

          23.4      Consent of KPMG, Independent Auditors.